Global Self Storage, Inc.
Bylaws As Amended January 19, 2016
AMENDED AND RESTATED BYLAWS
OF
GLOBAL SELF STORAGE, INC.

(A MARYLAND CORPORATION)

ARTICLE I – NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL

Section 1.  Name. The name of the Corporation is Global Self Storage, Inc..

Section 2.  Principal Offices. The principal office of the Corporation in the State of Maryland shall be located in Baltimore, Maryland or such other place in Maryland authorized by a resolution of the board of directors. The Corporation may, in addition, establish and maintain such other offices and places of business as the board of directors may, from time to time, determine.

Section 3.  Seal. The corporate seal of the Corporation shall consist of two (2) concentric circles, between which shall be the name of the Corporation, and in the center shall be inscribed the year of its incorporation, and the words "Corporate Seal". The form of the seal shall be subject to alteration by the board of directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

ARTICLE II – STOCKHOLDERS

Section 1.  Annual Meetings. There shall be no stockholders' meetings for the election of directors and the transaction of other proper business except as required by the laws of the State of Maryland, the listing requirements of the stock exchange or market where the Corporation's stock is listed, or as hereinafter provided, in which case the annual meeting shall be held at such time and in such place as may be determined by the board of directors.

Section 2.  Special Meetings. Special meetings of stockholders may be called at any time by the board of directors, the chairman of the board, or the president and shall be held at such time and place as may be stated in the notice of the meeting. Subject to this Section 2, the secretary shall call a special meeting of the stockholders on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016
Any stockholder of record (a "stockholder of record" is hereby defined for all purposes of these Bylaws as a stockholder whose name and address appears on the Corporation's stock ledger pursuant to Article VI hereof) seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date").  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in writing), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Upon receiving the Record Date Request Notice, the board of directors may fix a Request Record Date.  The Request Record Date shall not precede and shall not be more than twenty days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the board of birectors.  If the board of directors, within twenty days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the twentieth day after the first date on which the Record Date Request Notice is received by the secretary.

In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in writing) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the secretary.  In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, shall be sent to the secretary by registered mail, return receipt requested, and shall be received by the secretary within 60 days after the Request Record Date.  Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016

The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation's proxy materials).  The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by this Section 2, the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

In the case of any special meeting called by the secretary upon the request of stockholders (a "Stockholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the board of directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the board of directors fails to designate, within twenty days after the date that a valid Special Meeting Request is actually received by the secretary (the "Delivery Date"), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the board of directors fails to designate a place for a Stockholder Requested Meeting within twenty days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation.  In fixing a date for any special meeting, the chairman of the board of directors, president or board of directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the board of directors to call an annual meeting or a special meeting.  In the case of any Stockholder Requested Meeting, if the board of directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

If written revocations of requests for the special meeting have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary, the secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of such revocation of a request for the special meeting, generally without identifying from whom the revocation was received, or (ii) if the notice of meeting has been mailed, revoke the notice of the meeting at any time before the commencement of the meeting.  Any request for a special meeting received after the occurrence of (i) or (ii) above shall be considered a new Record Date Request Notice pursuant to this Section 2.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016

The chairman of the board of directors, the president or the board of directors may appoint independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary.  For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (i) ten Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation as to whether the valid requests received by the secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such ten Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.

Section 3.  Notice of Meetings. The secretary shall cause written or printed notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be given, not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at, or entitled to notice of, such meeting by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears on the records of the Corporation at the time of such mailing, or by transmitting it to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means.  If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid.

Notice of any stockholders meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the records of such meeting, or to any stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a stockholders meeting to another time or place need not be given if such time and place are announced at the meeting. Irregularities in the notice of any meeting to, or the nonreceipt of any such notice by, any of the stockholders shall not invalidate any action otherwise properly taken by or at any such meeting.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016

Section 4.  Quorum and Adjournment of Meetings. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter (the "Charter") of the Corporation for the vote necessary for the adoption of any measure. In the absence of a quorum, the chairman of the board, if present, or if not present, then any officer entitled to preside or act as secretary of such meeting, if present, or if not present, then any stockholder present in person or by proxy entitled to vote, may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

Section 5.  Voting and Inspectors. Unless the laws of the State of Maryland or the Corporation's charter provide otherwise, at every stockholders meeting, each stockholder shall be entitled to one vote for each share and a fractional vote for each fraction of a share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed in accordance with these Bylaws, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney, except that no shares held by the Corporation shall be entitled to a vote.

If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the 30th day before the meeting, or, if notice is waived by all stockholders, at the close of business on the 11th day preceding the day on which the meeting is held.

Except as otherwise specifically provided in the Charter or these Bylaws or as required by applicable law, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

At any meeting at which there is an election of directors, the chairman of the meeting may appoint one or more inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall, after the election, make a certificate of the result of the vote taken. No candidate for election as a director shall be appointed as an inspector. The determination of such inspectors as to all matters relating to the form or validity of proxies, ballots, and voting directions thereon, and all other matters upon which their certificate would be based shall be deemed final and conclusive, and such inspectors' determinations shall not be subject to challenge or review prior to the issuance of their certificate, unless such challenge or review is approved by the vote of a majority of the board of directors.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016

The certificate of the result of the vote taken shall be deemed final and conclusive, and such inspectors' decisions shall not be judicially reviewable, unless such judicial review is approved by the vote of a majority of the board of directors.

Section 6.  Validity of Proxies. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the stockholder or by his duly authorized attorney. Unless a proxy provides otherwise, it shall not be valid more than 11 months after its date. All proxies shall be delivered to the secretary of the Corporation or to the person acting as secretary of the meeting before being voted, who shall decide all questions concerning qualification of voters, the validity of proxies, and the acceptance or rejection of votes. If inspectors of election have been appointed by the chairman of the meeting, such inspectors shall decide all such questions. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives from any one of them a specific written notice to the contrary and a copy of the instrument or order which so provides. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 7.  Organization and Conduct of Stockholders' Meetings.  Every meeting of stockholders shall be conducted by an individual appointed by the board of directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board of directors or, in the case of a vacancy in the office or absence or unwillingness of the chairman of the board of directors, by one of the following officers present at the meeting:  the vice chairman of the board of directors, if there be one, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy.  The secretary, or, in the secretary's absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the board of directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary.  In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or in the absence of assistant secretaries, an individual appointed by the board of directors or the chairman of the meeting, shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies, and other such individuals as the chairman of the meeting may determine; (c) requiring proof of identification and ownership as a stockholder of record or authorization as proxy; (d) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies, and other such individuals as the chairman of the meeting may determine; (e) limiting the time allotted to questions or comments by participants; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) recessing or adjourning the meeting to a later date and time and place announced at the meeting.  Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016

Section 8.  Action Without Meeting.  Any action required or permitted to be taken by stockholders at a meeting of stockholders may be taken without a meeting if (a) all stockholders entitled to vote on the matter consent to the action in writing, (b) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent, and (c) the consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

Section 9.  [Reserved]

Section 10.  Advance Notice of Stockholder Nominations for Director and Other Stockholder Proposals.

(a)  Annual Meetings of Stockholders.  (1) Nominations of individuals for election to the board of directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 10 and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 10.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of subsection (a)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders.  To be timely, a stockholder's notice shall set forth all information required under this Section 10 and shall be delivered to the secretary at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of the mailing of the notice of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of the mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.  Such stockholder's notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition, (D) the determination of such stockholder as to whether any such individual is, or is not, an interested person, corporation, firm, or other entity of the Corporation, and information regarding such individual that is sufficient, in the discretion of the board of directors or any committee thereof or any authorized officer of the Corporation, to verify such determination, (E) sufficient information to enable the nominating committee of the board of directors to make the determination as to the proposed nominee's qualifications required under Article III, Section 5 of the Bylaws and (F) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting, and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined in this Section 10, below), individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person therefrom, (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person and (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 10(a), the name and address of such stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such Stockholder Associated Person. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016

(3) Notwithstanding anything in this subsection (a) of this Section 10 to the contrary, in the event the board of directors increases or decreases the number of directors in accordance with Article III, Section 4 of these Bylaws, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of the preceding year's annual meeting, a stockholder's notice required by this Section 10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  Nominations of individuals for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the board of directors or (iii) provided that the board of directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 10 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the board of directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a sirector as specified in the Corporation's notice of meeting, if the stockholder's notice required by this Section 10 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016

(c) General.  (1) Upon written request by the secretary or the board of directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the board of directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 10.  If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 10.

(2) Only such individuals who are nominated in accordance with this Section 10 shall be eligible for nomination for election as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 10.  The chairman of the meeting shall have the sole and final power to determine at any time prior to or at the meeting whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 10.  No action by the Corporation or any other person shall be deemed an amendment or waiver of the requirements of this Section 12 unless approved by a resolution adopted by the Board of Directors.

(3) For purposes of this Section 10, "public announcement" shall mean disclosure (i) reported by the Dow Jones News Service, Associated Press or comparable news service, (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or (iii) is a press release disseminated through Marketwired, BusinessWire, Prime Zone, or comparable press release service.

(4) For purposes of this Section 10, "Stockholder Associated Person" of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(5) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Corporation's Charter, Bylaws (including, without limitation, Article III, Section 5 regarding qualifications), state law, and of the Exchange Act and any rules and regulations thereunder with respect to the matters set forth in this Section 10.  Nothing in this Section 10 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016

ARTICLE III – BOARD OF DIRECTORS

Section 1.  General Powers. Except as otherwise provided by operation of law, by the Corporation's Charter, or by these Bylaws, the business and affairs of the Corporation shall be managed under the direction of, and all the powers of the Corporation shall be exercised by or under authority of, its board of directors.

Section 2.  Power to Issue and Sell Stock. The board of directors may from time to time issue and sell or cause to be issued and sold any of the Corporation's authorized shares to such persons and for such consideration as the board of directors shall deem advisable, subject to the provisions of the Corporation's Charter.

Section 3.  Power to Authorize Dividends. The board of directors, from time to time as it may deem advisable, may authorize and pay dividends in stock, cash, or other property of the Corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests in accordance with the provisions of the Corporation's Charter.

Section 4.  Number and Term of Directors. The board of directors shall consist of not less than three nor more than fifteen directors, as specified by a resolution of a majority of the entire board of directors. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation, or removal. Any vacancy created by an increase in directors may be filled in accordance with this Article.

All acts done at any meeting of the directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as a director or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.

Directors need not be stockholders of the Corporation.

Section 5.  Qualifications. To qualify as a nominee for a directorship or election as a director, an individual, at the time of nomination or election as the case may be, (i)(A) shall be a resident United States citizen and have substantial expertise, experience or relationships relevant to the business of the Corporation, (B) shall have a master's degree in economics, finance, business administration or accounting, a graduate professional degree in law from an accredited university or college in the United States or the equivalent degree from an equivalent institution of higher learning in another country, or a certification as a public accountant in the United States, or be deemed an "audit committee financial expert" as such term is defined in Item 401 of Regulation S-K (or any successor provision) promulgated by the Securities and Exchange Commission; or (ii) shall be a current director of the Corporation.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016

In addition, to qualify as a nominee for a directorship or election as a director at the time of nomination or election as the case may be, (i) an incumbent nominee shall not have violated any provision of the Conflicts of Interest and Corporate Opportunities Policy (the "Policy"), adopted by the Board on July 8, 2003, as subsequently amended or modified, and (ii) an individual who is not an incumbent director shall not have a relationship, hold any position or office or otherwise engage in, or have engaged in, any activity that would result in a violation of the Policy if the individual were elected as a director.

In addition, to qualify as a nominee for a directorship or election as a director at the time of nomination or election as the case may be, a person shall not, if elected as a director, cause the Corporation to be in violation of, or not in compliance with, applicable law, regulation or regulatory interpretation, or the Corporation's Charter, or any general policy adopted by the board of directors regarding either retirement age or the percentage of interested persons and non-interested persons to comprise the Corporation's board of directors.

The nominating committee of the board of directors, in its sole discretion, shall determine whether an individual satisfies the foregoing qualifications.  Any individual nominated by the nominating committee of the board of directors shall be deemed to have satisfied the foregoing qualifications.  Any individual not so nominated by the nominating committee of the Board of Directors shall be deemed not to satisfy the foregoing qualifications, unless the nominating committee adopts a resolution setting forth the affirmative determination that such individual satisfied the foregoing qualifications.  Any individual who does not satisfy the qualifications set forth under the foregoing provisions of this subsection (b) shall not be eligible for nomination or election as a director.

Section 6.  Election. Unless all nominees for director are approved by a majority of the Continuing Directors (as such term is defined in the Charter), the affirmative vote of the holders of at least 80% of the outstanding shares of all classes of voting stock, voting together, shall be required to elect a director.  If all nominees for director are approved by a majority of the Continuing Directors, a plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a director.

Section 7.  Vacancies and Newly Created Directorships. Any vacancies in the board of directors, whether arising from death, resignation, removal, an increase in the number of directors, or otherwise, shall be filled by a vote of the board of directors in accordance with the Charter and shall serve until his successor is elected and qualifies.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016

Section 8.  Chairman of the Board. The chairman of the board of directors shall be the president if a director or, if not, the next most senior officer of the Corporation who is a member of the board of directors, and the chairman, or his designee, shall preside at all stockholders meetings and at all meetings of the board of directors. He shall have such other powers and perform such other duties as may be assigned to him from time to time by the board of directors (or an authorized committee thereof).

Section 9.  Regular Meetings. Regular meetings of the board of directors for choosing officers and transacting other proper business shall be held at such time and place, within or outside the state of Maryland, as the board may determine. Notice of such meetings shall be given at any time in advance of the meeting time in writing or delivered by electronic transmission and need not state the business to be transacted at or the purpose of such meetings. Members of the board of directors or any committee of the board may participate in such meetings of the board or committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

Section 10.  Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman of the board, or his designee, (or, in the absence or disability of the chairman of the board, by any other director) at the time and place (within or outside of the State of Maryland). Notice of such meetings shall be in writing or delivered by electronic transmission and need not state the business to be transacted at or the purpose of such meetings. Members of the board of directors or any committee of the board may participate in such meetings of the board or committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

Section 11.  Waiver of Notice. No notice of any meeting need be given to any director who is present at the meeting or who waives notice of such meeting in writing or by electronic transmission (which waiver shall be filed with the records of such meeting), either before or after the time of the meeting.

Section 12.  Quorum and Voting. At all meetings of the board of directors, the presence of a majority of the number of directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the board of directors, unless concurrence of a greater proportion is required for such action by law, by the Charter, or by these Bylaws.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016

Section 13.  Action Without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors or of a committee of the board may be taken without a meeting if a unanimous consent which sets forth the action is: (a) given in writing or by electronic transmission by each member of the board or committee; and (b) filed in paper or electronic form with the minutes of proceedings of the board or committee.

Section 14.  Compensation of Directors. Directors may receive such compensation for their services as may from time to time be determined by resolution of the board of directors.

ARTICLE IV – COMMITTEES

Section 1.  Organization. By resolution adopted by the board of directors, the board may designate one or more committees of the board of directors, including an executive committee, each consisting of at least one director. Each member of a committee shall be a director and shall hold committee membership at the pleasure of the board. The chairman of the board, if any, shall be a member of the executive committee. The board of directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees.

There shall also be a committee of the board of directors consisting solely of all Continuing Directors then in office, which committee shall have the power to take all actions delegated to the Continuing Directors by the Charter or these Bylaws.

Section 2.  Powers of the Executive Committee. Unless otherwise provided by resolution of the board of directors, when the board of directors is not in session the executive committee shall have and may exercise all powers of the board of directors in the direction of the management of the business and affairs of the Corporation that may lawfully be exercised by an executive committee.

Section 3.  Powers of Other Committees of the Board of Directors. To the extent provided by resolution of the board, other committees of the board of directors shall have and may exercise any of the powers that may lawfully be granted to a committee of the board of directors.

Section 4.  Proceedings and Quorum. Notice of committee meetings shall be given in the same manner as notice for special meetings of the board of directors.  A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee.  The act of a majority of the committee members present at a meeting shall be the act of such committee. In the absence of an appropriate resolution of the board of directors, each committee may adopt such other rules and regulations governing its proceedings and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of such absent member.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016

Section 5.  Written Consent by Committee. Any action required or permitted to be taken at any meeting of a committee of the board of directors may be taken without a meeting, if a consent to such action is executed in writing or by electronic means by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 6.  Vacancies. Subject to the provisions hereof, the board of directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V – OFFICERS

Section 1.  Officers. The officers of the Corporation shall be a president, a secretary, and a treasurer, and may include one or more vice presidents (including executive and senior vice presidents), assistant secretaries or assistant treasurers, and such other officers as may be appointed in accordance with the provisions of this Article.

Section 2.  Election, Tenure, and Qualifications. The board of directors shall elect the president, and the board of directors or the president, or his designee, shall elect all other officers of the Corporation. Except as otherwise provided in this Article, each officer serves for one year and until his or her successor is elected and qualifies. Any person may hold one or more offices of the Corporation except that no one person may serve concurrently as both the president and vice president. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

Section 3.  Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the board of directors or the president.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016

Section 4.  Removal and Resignation. If the board of directors or the president in its judgment finds that the best interests of the Corporation will be served, it may remove any officer or agent of the Corporation at any time (either with or without cause), although the removal of an officer or agent does not prejudice any of his contract rights. Any officer may resign from office at any time by delivering a written resignation to the board of directors, the president, the secretary, or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 5.  President. The president shall be the chief executive officer of the Corporation. Subject to the supervision of the board of directors, the president shall have general charge of the business, affairs, and property of the Corporation and general supervision over its officers, employees and agents. Except as the board of directors may otherwise order, the president may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. The president shall exercise such other powers and perform such other duties as from time to time may be assigned by the board of directors.

Section 6.  Vice President. Vice presidents (including executive and senior vice presidents) shall have such powers and perform such duties as from time to time may be assigned to them by the board of directors and the president. At the request of, or in the absence or in the event of the disability of, the president, the vice president (or, if there are two or more vice presidents (including executive and senior vice presidents)), then the highest ranking, and then the most senior, of the vice presidents present and able to act) may perform all the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

Section 7.  Treasurer and Assistant Treasurers. The treasurer shall be the chief accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. The treasurer shall perform all acts incidental to the office of treasurer, subject to the control of the board of directors and the president.

Any assistant treasurer may perform such duties of the treasurer as the treasurer, the president, and the board of directors may assign, and, in the absence of the treasurer, may perform all the duties of the treasurer.

Section 8.  Secretary and Assistant Secretaries. The secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and directors in books to be kept for that purpose. The secretary shall keep in safe custody the records of the Corporation, including the stock books and such other books and papers as the board of directors and president may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director. The secretary shall perform such other duties which appertain to this office or as may be required by the board of directors and the president.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016
Any assistant secretary may perform such duties of the secretary as the secretary, the president, and the board of directors may assign, and, in the absence of the secretary, may perform all the duties of the secretary.

Section 9.  Remuneration. The salary or other compensation of the president of the Corporation shall be fixed from time to time by resolution of the board of directors, and the president shall have the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of this Article.

Section 10.  The Corporation may lend money to, guarantee an obligation of, or otherwise assist an officer or other employee of the Corporation or of its direct or indirect subsidiary, including an officer or employee who is a director of the Corporation or the subsidiary, if the loan, guarantee, or assistance (1) in the judgment of the directors, reasonably may be expected to benefit the Corporation; or (2) is an advance made against indemnification in accordance with the Maryland General Corporation Law. The loan, guarantee, or other assistance may be: (1) with or without interest; (2) unsecured; or (3) secured in any manner that the board of directors approves, including a pledge of the stock of the Corporation.

Section 11.  Surety Bonds. The board of directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by applicable law, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) to the Corporation in such sum and with such surety or sureties as the board of directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

ARTICLE VI – CAPITAL STOCK

Section 1.  Certificates of Stock. The interest of each stockholder of the Corporation shall be represented by shares of stock in such form as the board of directors may from time to time prescribe.  The board of directors may authorize the issuance of uncertificated shares by the Corporation, and may prescribe procedures for the issuance and registration or transfer thereof, and with respect to such other matters relating to uncertificated shares as the board of directors may deem appropriate.  No such authorization shall affect previously issued and outstanding shares represented by certificates until such certificates shall have been surrendered to the Corporation.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016
In the event that the board of directors authorizes the issuance of uncertificated shares of stock, the board of directors may, in its discretion and at any time, discontinue the issuance of share certificates and may, by written notice to the registered owners of each certificated share, require the surrender of share certificates to the Corporation for cancellation.  Such surrender and cancellation shall not affect the ownership of shares of the Corporation.

Section 2.  Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative (i) if a certificate or certificates have been issued, upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, or (ii) as otherwise prescribed by the board of directors. The shares of stock of the Corporation generally may be freely transferred, although the board of directors may, from time to time, adopt rules and regulations with reference to transferability and the method of transfer of the shares of stock of the Corporation. The Corporation shall be entitled to treat the record holder of any share of stock as the absolute owner thereof for all purposes, and accordingly the board of directors may, but shall not be bound to, recognize any legal, equitable, beneficial, attributable, or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law or the statutes of the State of Maryland.

Section 3.  Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal office of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.  The stock ledgers of the Corporation shall be considered confidential and shall not be made available, except as required by applicable law to be made available to stockholders of record for a proper purpose in such capacity.

Section 4.  Transfer Agents and Registrars. The board of directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

Section 5.  Fixing of Record Date. The board of directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of, or to vote at, any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or to be allotted any other rights, or for the purpose of any other lawful action, provided that (1) such record date shall not exceed 90 days preceding the date on which the particular action requiring such determination will be taken; (2) the transfer books shall remain open regardless of the fixing of a record date; (3) in the case of a meeting of stockholders, the record date shall be at least 10 days before the date of the meeting; and (4) in the event a dividend or other distribution is declared, the record date for stockholders entitled to a dividend or distribution shall be at least 10 days after the date on which the dividend is declared (declaration date).

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016
Section 6.  Lost, Stolen, or Destroyed Certificates. The board of directors may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, and in its discretion, the board may require the owner of the certificate to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. The issuance of a new certificate under this section does not constitute an overissue of the shares it represents.

ARTICLE VII – CONFLICT OF INTEREST TRANSACTIONS

Section 1.  General Rule. If section 2 of this Article is complied with, a contract or other transaction between the Corporation and any of its directors or between the Corporation and any other corporation, firm, or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely because of any one or more of the following: (1) The common directorship or interest; (2) The presence of the director at the meeting of the board or a committee of the board which authorizes, approves, or ratifies the contract or transaction; or (3) The counting of the vote of the director for the authorization, approval, or ratification of the contract or transaction.

Section 2.  Disclosure and Ratification. Section 1 of this Article applies if: (1) The fact of the common directorship or interest is disclosed or known to: (i) The board of directors or the committee, and the board or committee authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or (ii) The stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm, or other entity; or (2) The contract or transaction is fair and reasonable to the Corporation.

Section 3.  Counting Common or Interested Directors in Determining Quorum. Common or interested directors or the stock owned by them or by an interested corporation, firm, or other entity may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee of the board or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved, or ratified.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016

ARTICLE VIII – FISCAL YEAR AND ACCOUNTANT

Section 1.  Fiscal Year. The fiscal year of the Corporation shall, unless otherwise ordered by the board of directors, be twelve calendar months ending on the 31st day of December.

Section 2.  Accountant. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its accountants to examine the accounts of the Corporation and to sign and/or certify financial statements filed by the Corporation. The employment of the accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

ARTICLE IX – INDEMNIFICATION AND INSURANCE

Section 1.  Indemnification of Directors and Officers. To the maximum extent permitted by law, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a current or former Continuing Director (as such term is defined in the Charter), officer, employee or agent of the Corporation and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director, officer, employee or agent of the Corporation and at the request of the Corporation, serves or has served in a similar capacity for another entity and who is made a party to the proceeding by reason of his or her service in that capacity.  The Corporation may, with the approval of its board of directors, provide such indemnification and advance for expenses to a Continuing Director who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any officer, employee or agent of a predecessor of the Corporation. The right to indemnification conferred by this Article is subject to the receipt by the Corporation from the director, officer, employee or agent of the Corporation of the minimum affirmations, undertakings, and similar documents required by applicable law.

Section 2.  Insurance of Directors, Officers, Employees and Agents. The Corporation may purchase and maintain insurance or other sources of reimbursement to the extent permitted by law on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in or arising out of his position.

Global Self Storage, Inc.
Bylaws As Amended January 19, 2016

Section 3.  Non-exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Charter, these Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 4.  Amendment. Notwithstanding anything to the contrary herein, no amendment, alteration or repeal of this Article or the adoption, alteration or amendment of any other provisions to the Charter or these Bylaws inconsistent with this Article shall adversely affect any right or protection of any person under this Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal or adoption.

ARTICLE X – ADOPTION, ALTERATION OR REPEAL OF BYLAWS

Except as otherwise expressly provided in these Bylaws, the Continuing Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.